FY2022 20-F

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-256964 and 333-263614 on Form S-8 of our reports dated March 14, 2023, relating to the financial statements of monday.com Ltd. and the effectiveness of monday.com Ltd.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 14, 2023